Exhibit 99.1
Contact:
Jennifer McGuffin
Director of Investor Relations
+1 630 245 1780
jmcguffin@calamos.com
Calamos Asset Management, Inc. Reports First Quarter 2011 Results and Declares Dividend
NAPERVILLE, Ill., April 28, 2011 — Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, today reported first quarter 2011 results.
Financial Highlights
•	Revenues were $90.5 million, an increase of 5% from $86.0 in the fourth quarter of 2010 and up 12% from $81.1 million in the first quarter of 2010.

•	Operating income increased by 4% to $37.3 million from $35.7 for the fourth quarter 2010 and by 22% from $30.5 in the first quarter of 2010.

•	Net income was $30.9 million, a 20% decrease from the fourth quarter and a 10% decrease from the first quarter 2010.

•	Net income attributable to Calamos Asset Management, Inc. was $4.6 million, representing 21.9% ownership interest in the underlying investment management business.

•	Diluted earnings per share were $0.23, compared to $0.28 per share last quarter and $0.24 a year ago.
o	Diluted earnings per share decreased from the prior periods primarily as a result of non-operating activities, specifically the mark-to-market impact of certain investments in the company’s corporate investment portfolio that have an effect on current earnings.
•	At March 31, 2011, assets under management increased by 7% to $38.0 billion from the previous quarter.

•	The company declared a regular quarterly dividend of 9.5 cents per share payable on May 25, 2011 to shareholders of record on May 10, 2011.
Management Commentary
          “In the first quarter of 2011, we remained financially strong and exhibited stability in a quarter marked by significant market volatility. We saw an increase in assets under management throughout the quarter, maintained our operating margin and generated competitive relative investment performance in most of our investment strategies. Results from operations improved and we generated net gains of 3.4% on the corporate investment portfolio during the quarter, which together create the expectation of earnings expansion. However, earnings per share decreased from the prior period because of the varying accounting treatment required for certain securities in our investment portfolio that prohibits all investment gains and losses from being reported in current earnings,” said John P. Calamos, Sr., chief executive officer and co-chief investment officer.
Distribution Efforts
          “Our distribution efforts resulted in net inflows in the first quarter. Given our initiative to expand and reinforce the Calamos brand globally, we were pleased to see significant positive net flows coming from our non-U.S. distribution efforts, including a large mandate awarded in Asia, as well as positive net flows into our UCITS funds. In the U.S., net flows were also positive in our mutual funds, partially offset by outflows in our U.S. institutional business. Our efforts to highlight the opportunities we see in growth equities were marked by the commencement of the Calamos ‘GrowthWorks’ campaign, a comprehensive sales and marketing initiative which is ongoing,” said Calamos.
Investment Performance
          “During the first quarter, investment performance was competitive, with most strategies beating or reflecting benchmark performance. We believe the long-term performance of our investment strategies demonstrates the strength of our risk-managed approach to investing across all of our strategies, which aims to generate strong performance over full and multiple market cycles,” said Calamos.
          Investment Performance Highlights:
•	The majority of all Calamos mutual funds rank in the upper half of their respective Lipper[1] categories for all time periods. Details of these ratings can be found in Table D.

•	Similarly, eighty-two percent of the company’s mutual funds with at least a three-year track record received a 3-, 4-, or 5-star overall rating from Morningstar as of March 31, 2011.[2] Details of the ratings can be found in Table E.

•	The company’s performance in the institutional marketplace for the comparable investment strategies was similar to that of the mutual funds, with a majority ranking in the upper half of their peer groups for all time periods as of March 31, 2011, as determined by eVestment Alliance[3]. Details of these rankings are provided in Table F.

[1]	All references to Lipper ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ending 3.31.2011. Complete Lipper rankings for the Calamos Family of Funds are listed in Table D.

[2]	All references to Morningstar ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ending 3.31.2011. Complete Morningstar rankings for the Calamos Family of Funds are listed in Table E.

[3]	eVestment Alliance rankings are based on total return for the period ending 3.31.2011, and do not take into account any investment advisory and/or management fees that may be associated with these strategies. eVestment Alliance is an independent 3rd party database that contains performance

•	The company continues to see significant returns from its global growth equity suite; Calamos Global Equity Fund, Calamos International Growth Fund and Calamos Evolving World Growth Fund. The A shares at NAV of each solidly outperformed the respective benchmarks this quarter — and for all time periods thus far — by at least 250 bps. The company believes this performance reflects the Investment Team’s ability to find opportunities around the world and demonstrates the benefits of active management.[4]

•	Additionally, the new Calamos Discovery Growth Fund, which seeks to find growth opportunities in small- to mid-cap companies, is off to a good start. Its Class A shares returned 15.41% for the quarter, compared to a 9.23% return for its benchmark, at NAV.[4]
          For complete investment performance, please see Table G or visit www.calamos.com.
Assets Under Management and Flows
          Assets under management as of March 31, 2011 totaled $38.0 billion, representing an increase of $2.5 billion, or 7%, during the first quarter.
•	Average assets under management were $36.8 billion during the first quarter of 2011, compared to $32.3 billion for the same period one year ago.

•	Total net inflows were $618 million while market appreciation contributed $1.9 billion to the increase in assets under management.

•	Net inflows into the company’s investment companies were $346 million.

•	12 of the company’s 19 funds generated net inflows with the highest concentration of net flows into the low-volatility equity, alternative and global strategies. However, outflows from the Convertible Fund and Growth Fund reduced total net inflows.

•	The Emerging Markets Fund was introduced to the lineup of UCITS funds.

•	UCITS funds, with nearly $500 million in total assets under management, generated positive inflows of $115 million.

•	Institutional separate accounts had $254 million of positive net inflows.

•	The first large investment mandate in Asia was awarded with inflows totaling nearly $400 million.

information for select investment advisors. Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database. Please see Table F for complete ranking information for the investment strategies listed herein.

[4]	Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. Complete performance data for the Calamos Family of Funds can be found in Table G.

Financial Results
          Revenues for the first quarter of 2011 were $90.5 million, an increase of 12% from $81.1 million during the same period last year. For the quarter ended March 31, 2011, operating expenses were $53.2 million, an increase of $2.6 million, or 5%, from the first quarter of 2010.
          Investment management fees for the first quarter of 2011 increased by $9.0 million, or 15%, to $67.6 million compared to the same period last year. The increase in investment management fees was principally driven by a 14% increase in average assets under management. Distribution and underwriting fees increased by $277,000, or 1%, compared to the same period in 2010 as the asset-based increase in distribution fees was offset by lower contingent deferred sales charges. The percentage of mutual fund assets invested in Class I shares continues to increase and because the company does not earn distribution fees from Class I mutual fund shares, distribution fee revenue has been increasing at a slower rate than the growth in average mutual fund assets under management.
          Compensation expenses of $20.6 million increased by $500,000, or 2%, from the same quarter last year, mostly due to increases in sales-based incentive compensation as both gross and net sales increased significantly when compared to the same period last year. For the first quarter of 2011, distribution expenses were $18.2 million, an increase of $1.4 million, or 9%, due to increased mutual fund assets under management and to the increasing age of Class C share assets. The company retains the distribution fees on Class C shares for a period of 12 months following the initial purchase after which these fees are paid to third party intermediaries and recorded as distribution expenses. Marketing and sales promotion expenses were $3.4 million for the quarter, compared to $2.7 million in the first quarter of 2010. Marketing and sales promotion expenses continue to rise with the level of assets managed by the company because of the asset-based supplemental distribution payments that we make to distribution intermediaries. Additionally, through the use of selective advertising campaigns, the company remains focused on building awareness about the company’s growth strategies. General and administrative expenses increased by approximately $800,000, or 9%, to $9.2 million for the first quarter 2011 versus the comparable period. The continued focus on outsourcing non-core activities, such as the middle- and back-office operations functions, is the primary driver to the rise in general and administrative expenses.
          Operating income was $37.3 million for the current quarter versus $35.7 million in the previous quarter and $30.5 million in the first quarter of the prior year. Operating margin was 41.2% for the first quarter, down from 41.5% in the fourth quarter and up from 37.6% in the first quarter of the prior year. Diluted earnings per share for the first quarter of 2011 were $0.23 versus $0.28 for the fourth quarter and $0.24 for the same period a year ago. The decrease in earnings per share from the prior quarter was entirely attributable to the decrease in non-operating income, principally reflecting losses on derivatives used to hedge the corporate investment portfolio.
Non-Operating Results
          Non-operating loss, net of non-controlling interest in partnerships, was $3.5 million during the first quarter of 2011 as presented in Table A, compared to income of $6.9 million in the same period for 2010.
          The company’s financial condition remains strong with a high degree of liquidity. The investment portfolio was approximately $451.7 million at March 31, 2011 and was principally comprised of investments in products that the company manages. This portfolio consists primarily of diversified investments in the company’s family of funds and cash equivalents and is used to provide seed capital for the development of new products. To reduce downside risk and price volatility of the total portfolio value, the company continues to use exchange-traded equity option contracts as an economic hedge.
Investment Portfolio Returns
          For the three months ended March 31, 2011, the net gains on the company’s investment portfolio (as presented in Table B) were $12.2 million, representing investment gains of 3.4%. Certain investment securities require differing financial accounting treatments; hence, not all changes in the portfolio’s value are reported in current earnings. Instead, only gains and losses from investment securities owned by the company’s broker-dealer and from the company’s derivatives positions are reported in the Consolidated Condensed Statements of Operations, while unrealized gains and losses on securities designated as “available-for-sale” are captured as a component of equity until realized. Therefore, in the most recently completed quarter, investment losses of $1.7 million (as presented in both Table A and Table B) decreased earnings, while the component of the company’s portfolio that directly impacts equity generated net unrealized gains of $13.9 million. The company continues to realize gains from a trading strategy that seeks to harvest capital gains to realize certain deferred tax assets.
Investor Conference Call
          Management will hold an investor conference call at 4 p.m. Central Time on Thursday, April 28, 2011. To access the live call and view management’s presentation, visit the Investor Relations section of our website at http://investors.calamos.com. Alternatively, participants may listen to the live call by dialing 877.604.9670 in the U.S. or Canada (719.325.4910 internationally), then entering conference ID #2395311. A replay of the call will be available until the end of the day on May 3, 2011 by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #2395311. A webcast also will be available on the Investor Relations section of our website at http://investors.calamos.com for at least 90 days following the date of the call.
          Calamos Asset Management, Inc. (NASDAQ: CLMS) is a globally diversified investment firm offering equity, convertible, defensive equity, fixed income and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit Calamos.com.
# # #

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.
Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, derivatives, short sales and companies with relatively small market capitalizations.
Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus containing this and other information or call 800-582-6959. Read it carefully.
Funds distributed by Calamos Financial Services LLC.
The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a three-year performance history.
From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenues:
Investment management fees	$67,608	$58,570
Distribution and underwriting fees	22,112	21,835
Other	828	725

Total revenues	90,548	81,130
Expenses:
Employee compensation and benefits	20,632	20,132
Distribution expenses	18,233	16,790
Amortization of deferred sales commissions	1,748	2,566
Marketing and sales promotion	3,439	2,732
General and administrative	9,181	8,392

Total operating expenses	53,233	50,612

Operating income	37,315	30,518
Non-operating income (loss)	(3,522)	6,909

Income before income tax provision	33,793	37,427
Income tax provision	2,907	3,222

Net income	30,886	34,205
Net income attributable to non-controlling interest in Calamos Holdings LLC	(26,249)	(29,387)
Net income attributable to non-controlling interest in partnership investments	(5)	(7)

Net income attributable to Calamos Asset Management, Inc.	$4,632	$4,811

Earnings per share
Basic	$0.23	$0.24

Diluted	$0.23	$0.24

Weighted average shares outstanding
Basic	20,035,394	19,820,744

Diluted	20,478,456	20,122,940

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended
	March 31,
	2011	2010
Investment Companies
Beginning assets under management	$27,352	$24,480
Net purchases (redemptions)	346	(32)
Market appreciation	1,383	592

Ending assets under management	29,081	25,040

Average assets under management	28,367	24,347

Separate Accounts
Beginning assets under management	8,062	8,234
Net purchases (redemptions)	272	(515)
Market appreciation	546	204

Ending assets under management	8,880	7,923

Average assets under management	8,413	8,001

Total Assets Under Management
Beginning assets under management	35,414	32,714
Net purchases (redemptions)	618	(547)
Market appreciation	1,929	796

Ending assets under management	37,961	32,963

Average assets under management	$36,780	$32,348

	At March 31,		Change
	2011	2010	Amount	Percent
Investment Companies
Open-end mutual funds	$23,575	$19,959	$3,616	18%
Closed-end funds	5,506	5,081	425	8

Total investment companies	29,081	25,040	4,041	16

Separate Accounts
Institutional accounts	6,179	5,047	1,132	22
Managed accounts	2,701	2,876	(175)	(6)

Total separate accounts	8,880	7,923	957	12

Ending assets under management	$37,961	$32,963	$4,998	15%

	At March 31,		Change
	2011	2010	Amount	Percent
Assets by Strategy
Equity	$14,317	$11,940	$2,377	20%
Convertible	7,652	7,275	377	5
Low-volatility Equity	7,533	6,181	1,352	22
Enhanced Fixed Income	3,083	2,793	290	10
Total Return	2,423	2,288	135	6
Alternative	2,391	1,952	439	23
High Yield	358	328	30	9
Fixed Income	204	206	(2)	1

Ending assets under management	$37,961	$32,963	$4,998	15%

Table A
Calamos Asset Management, Inc
Non-operating Income, Net of Non-controlling Interest in Partnership Investments
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Interest income	$69	$106
Interest expense	(1,964)	(1,950)

Net interest expense	(1,895)	(1,844)

Investment income (loss)	(1,664)	8,602
Miscellaneous other income	37	151

Investment and other income (loss)	(1,627)	8,753

Non-operating income (loss)	(3,522)	6,909

Net income attributable to non-controlling interest in partnership investments	(5)	(7)

Non-operating income (loss), net of non-controlling interest in partnership investments	$(3,527)	$6,902

Table B
Calamos Holdings LLC
Summary of Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Returns reflected in earnings:
Investment income (loss)	$(1,664)	$8,602
Net income attributable to non-controlling interest in partnership investments	(5)	(7)

Returns reflected in equity:
Net unrealized income (loss) reported in accumulated other comprehensive income	13,879	(3,330)

Total investment portfolio returns	$12,210	$5,265

Average investment securities owned	$362,757	$259,261
Total portfolio return	3.4%	2.0%

Table C
Calamos Asset Management, Inc.
Effective Income Tax Rate
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Income tax provision	$2,907	$3,222
Income tax provision attributable to non-controlling interest in Calamos Holdings LLC	(153)	(321)

Income tax provision attributable to CAM	2,754	2,901

Net income attributable to CAM	4,632	4,811

Income before taxes attributable to CAM	$7,386	$7,712

CAM’s effective income tax rate	37.3%	37.6%

Table D
Lipper Rankings as of 3/31/115

		1 Year			3 Years			5 Years
		%	Absolute	# of	%	Absolute	# of	%	Absolute	# of
Calamos Fund	Lipper Category	Rank	Rank	Funds	Rank	Rank	Funds	Rank	Rank	Funds

Calamos Growth	MultiCap Growth	22	98	458	57	219	389	63	201	319

Calamos Blue Chip	Large Cap Growth	28	217	799	43	300	704	37	228	621

Calamos Growth & Income	Flexible Portfolio	15	24	165	12	14	126	34	28	83

Calamos Discovery Growth	Small-Cap Growth Funds	—	—	—	—	—	—	—	—	—

Calamos Value	Large Cap Core	99	1067	1082	81	765	944	83	653	793

Calamos Global Equity	Global MultiCap Growth	7	9	133	16	13	83	—	—	—

Calamos Global Growth & Income	Global Flexible Portfolio	10	20	217	20	23	117	34	24	70

Calamos International Growth	International MultiCap Growth	8	15	190	6	8	135	8	7	90

Calamos Evolving World Growth	Emerging Markets	10	37	396	—	—	—		—

Calamos Convertible	Convertible	86	54	62	45	24	53	47	21	44

Calamos High Yield	High Current Yield	94	450	481	86	367	426	83	296	356

Calamos Total Return Bond	Intermediate Inv Grade Debt	58	332	572	41	196	485	—	—	—

Calamos Market Neutral Income	Equity Market Neutral	33	26	78	13	7	53	23	8	35

		10 Years			15 Years			Since Inception
		%	Absolute	# of	%	Absolute	# of	%	Absolute	# of
Calamos Fund	Lipper Category	Rank	Rank	Funds	Rank	Rank	Funds	Rank	Rank	Funds

Calamos Growth	MultiCap Growth	12	26	220	2	1	84	17	81	498

Calamos Blue Chip	Large Cap Growth	—	—	—	—	—	—	49	422	869

Calamos Growth & Income	Flexible Portfolio	15	6	41	8	2	26	15	32	225

Calamos Discovery Growth	Small-Cap Growth Funds	—	—	—	—	—	—	3	14	544

Calamos Value	Large Cap Core	—	—	—	—	—	—	62	697	1126

Calamos Global Equity	Global MultiCap Growth	—	—	—	—	—	—	58	95	165

Calamos Global Growth & Income	Global Flexible Portfolio	53	25	47	—	—	—	46	136	297

Calamos International Growth	International MultiCap Growth	—	—	—	—	—	—	30	62	211

Calamos Evolving World Growth	Emerging Markets	—	—	—	—	—	—	45	217	491

Calamos Convertible	Convertible	45	17	37	15	3	20	34	25	74

Calamos High Yield	High Current Yield	36	83	236	—	—	—	59	310	530

Calamos Total Return Bond	Intermediate Inv Grade Debt	—	—	—	—	—	—	15	85	603

Calamos Market Neutral Income	Equity Market Neutral	20	3	14	25	1	3	22	23	108

[5]	Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund rankings are for Class A Shares for the period ending March 31, 2011, and will differ for other share classes.

Source: Lipper- provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Table E
Morningstar Rankings as of 3/31/116 and 7

				YTD			1 Year			3 Years
				1/1/2011-			4/1/2010-			4/1/2008-
				3/31/2011			3/31/2011			3/31/2011
			#			#			#			#
		Morningstar	ranked	Peer	Peer	ranked	Peer	Peer	ranked	Peer	Peer	ranked
Group/		Overall	in peer	group	group	in peer	group	group	in peer	group	group	in peer
Investment	Category	Rating	group	%	rank	group	%	rank	group	%	rank	group

Calamos Growth A	Large Growth	3 Stars	1,505	16	271	1,763	7	112	1,693	39	590	1,498

Calamos Growth & Income A	Aggressive Allocation	5 Stars	226	8	19	246	10	24	244	1	2	226

Calamos Blue Chip A	Large Growth	3 Stars	1,505	30	528	1,763	32	534	1,693	46	684	1,498

Calamos Value A	Large Blend	2 Stars	1,757	92	1,933	2,084	99	1,955	1,973	82	1,433	1,747

Calamos Discovery Growth A	Small Growth	N/A	N/A	1	1	797	—	—	—	—	—	—

Calamos Global Growth & Income A	World Allocation	3 Stars	201	12	46	406	10	33	325	14	29	201

Calamos Global Equity A	World Stock	4 Stars	660	8	73	993	4	33	897	7	44	662

Calamos International Growth A	Foreign Large Growth	4 Stars	207	1	2	253	6	15	244	4	8	203

Calamos Evolving World Growth A	Diversified Emerging Markets	N/A	N/A	4	16	461	8	29	390	—	—	—

Calamos Convertible A	Convertibles	4 Stars	63	58	48	82	87	63	72	47	30	63

Calamos High Yield A	High Yield Bond	2 Stars	506	64	388	604	93	528	564	86	439	506

Calamos Total Return Bond A	Intermediate Term Bond	3 Stars	1,021	31	385	1,241	56	643	1,152	40	404	1,018

Calamos Market Neutral Income A	Long-Short	4 Stars	108	42	148	349	47	112	238	21	24	111

[6]	Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund, rankings are for Class A Shares for the period ending March 31, 2011, and will differ for other share classes.

The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history.

Percentile ranking is a standardized ranking. The first (best) observation with the largest numerical value, in terms of net-of-fee performance is ranked one; and the observation with the smallest numerical value is ranked 100. The rest of the observations are ranked an equal distance from each other in order of their numerical values, from largest to smallest. The percentile rank is calculated by dividing the absolute rank within a peer group.

Table E Continued 6 and 7

		5 Years			10 Years			15 Years
		4/1/2006-			4/1/2001-			4/1/1996-
		3/31/2011			3/31/2011			3/31/2011			Since Inception
				#			#			#			#
		Peer	Peer	ranked	Peer	Peer	ranked	Peer	Peer	ranked	Peer	Peer	ranked
Group/		group	group	in peer	group	group	in peer	group	group	in peer	group	group	in peer	SI
Investment	Category	%	rank	group	%	rank	group	%	rank	group	%	rank	group	Date

Calamos Growth A	Large Growth	54	707	1,306	4	28	814	1	1	308	1	1	131	9/90

Calamos Growth & Income A	Aggressive Allocation	7	13	182	3	3	69	1	1	26	1	1	8	9/88

Calamos Blue Chip A	Large Growth	36	472	1,306	—	—	—	—	—	—	44	476	1,075	12/03

Calamos Value A	Large Blend	82	1,207	1,463	—	—	—	—	—	—	38	340	900	1/02

Calamos Discovery Growth A	Small Growth	—	—	—	—	—	—	—	—	—	4	26	768	6/10

Calamos Global Growth & Income A	World Allocation	37	51	136	40	30	73	—	—	—	35	12	33	9/96

Calamos Global Equity A	World Stock	—	—	—	—	—	—	—	—	—	4	23	568	3/07

Calamos International Growth A	Foreign Large Growth	4	7	163	—	—	—	—	—	—	5	7	134	3/05

Calamos Evolving World Growth A	Diversified Emerging Markets	—	—	—	—	—	—	—	—	—	5	16	309	8/08

Calamos Convertible A	Convertibles	44	24	53	46	20	42	8	3	26	1	1	7	6/85

Calamos High Yield A	High Yield Bond	84	361	430	35	100	288	—	—	—	20	49	248	8/99

Calamos Total Return Bond A	Intermediate Term Bond	—	—	—	—	—	—	—	—	—	23	222	957	6/07

Calamos Market Neutral Income A	Long-Short	19	11	56	37	8	20	17	2	7	1	1	5	9/90

[7]	The Calamos Growth Fund’s Class A shares received 2 stars for 3 years, 1 star for 5 years, and 4 stars for 10 years out of 1505, 1312, and 818 Large Growth funds, respectively, for the period ended 3/31/11.

The Calamos Growth and Income Fund’s Class A shares received 5 stars for 3 years, 4 stars for 5 years, and 5 stars for 10 years out of 226, 182, and 69 Aggressive Allocation funds, respectively, for the period ended 3/31/11.

The Calamos Blue Chip Fund’s Class A shares received 3 stars for 3 years and 3 stars for 5 years out of 1505 and 1312 Large Growth funds, respectively, for the period ended 3/31/11.

The Calamos Value Fund’s Class A shares received 1 star for 3 years and 2 stars for 5 years out of 1757 and 1471 Large Blend funds, respectively, for the period ended 3/31/11.

The Calamos Global Growth and Income Fund’s Class A shares received 3 stars for 3 years, 3 stars for 5 years, and 3 stars for 10 years out of 201, 136, and 73 World Allocation funds, respectively, for the period ended 3/31/11.

The Calamos Global Equity Fund’s Class A shares received 4 stars for 3 years out of 660 World Stock funds for the period ended 3/31/11.

The Calamos International Growth Fund’s Class A shares received 4 stars for 3 years and 4 stars for 5 years out of 207 and 164 Foreign Large Growth funds, respectively, for the period ended 3/31/11.

The Calamos Convertible Fund’s Class A shares received 3 stars for 3 years, 3 stars for 5 years, and 4 stars for 10 years out of 63, 53, and 42 Convertibles funds, respectively, for the period ended 3/31/11.

The Calamos High Yield Fund’s Class A shares received 1 star for 3 years, 2 stars for 5 years, and 3 stars for 10 years out of 506, 430, and 288 High Yield Bond funds, respectively, for the period ended 3/31/11.

The Calamos Total Return Bond Fund’s Class A shares received 3 stars for 3 years out of 1021 Intermediate-term Bond funds for the period ended 3/31/11.

The Calamos Market Neutral Income Fund’s Class A shares received 3 stars for 3 years, 3 stars for 5 years, and 4 stars for 10 years out of 108, 54, and 19 Long-short funds, respectively, for the period ended 3/31/11.

Table F
eVestment Alliance Rankings as of 3/31/118

												Since
Calamos	eVestment	YTD		1 Year		3 Year		5 Year		10 Year		Inception
Institutional	Alliance	%	# of	%	# of	%	# of	%	# of	%	# of	%	# of	SI
Strategies	Category	Rank	Strat	Rank	Strat	Rank	Strat	Rank	Strat	Rank	Strat	Rank	Strat	Date

Growth	US All Cap Growth Equity	45	77	28	77	53	74	67	67	24	43	1	10	1/91

Large Cap Growth	US Large Cap Growth Equity	27	318	29	318	33	309	26	291	—	—	30	274	1/04

Mid Cap Growth	US Mid Cap Growth Equity	15	138	7	138	23	137	50	129	—	—	50	104	2/03

US Opportunities	US Large Cap Growth Equity	40	318	48	318	7	309	10	291	1	221	4	27	1/89

Small-Mid Cap Growth Strategy	US Small-Mid Cap Growth Equity	2	85	—	—	—	—	—	—	—	—	14	89	8/10

Value	US All Cap Value Equity	92	117	100	116	81	112	77	102	—	—	91	68	1/02

Global Growth	Global All Cap Growth Equity	5	44	7	43	4	29	—	—	—	—	13	25	4/07

Global Opportunities	Global All Cap Growth Equity	23	44	43	43	11	29	15	21	33	13	1	5	10/96

International Growth	ACWI ex-US All Cap Growth Equity	5	21	5	21	1	19	1	13	—	—	1	14	4/05

Emerging Economies	Emerging Markets Equity	2	153	8	153	—	—	—	—	—	—	90	179	12/08

Convertible	US Convertibles	16	27	50	27	66	25	67	25	56	19	1	1	10/79

Global Convertibles	US Convertibles	66	27	70	27	79	25	37	25	—	—	27	23	10/01

High Yield	US High Yield Fixed Income	61	104	80	104	78	101	76	95	30	75	25	75	11/99

[8]	Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive performance. Absolute performance for some strategies was negative.

Source: eVestment Alliance — rankings are based on total return for the period ending March 31, 2011, and do not take into account any investment advisory and/or management fees that may be associated with these strategies. eVestment Alliance is an independent third party database that contains performance information for select investment advisors. Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database and is reliant on the individual advisors to be timely and accurate.

Table G
Fund Performance
Class A Shares Average Annual Total Returns as of 3/31/119 and 10

								A SHARE
	NASDAQ	YTD	1-Year	3-Year	5-Year	10-Year	SI	INCEPTION
FUND NAME	SYMBOL	NAV	NAV	NAV	NAV	NAV	NAV	DATE

Growth	CVGRX	6.99%	24.42%	4.26%	2.83%	6.60%	14.50%	9/4/90
Russell Midcap Growth Index		7.85%	26.60%	7.63%	4.93%	6.94%	10.76%

Growth and Income	CVTRX	5.76	16.59	7.32	4.98	7.42	12.18	9/22/88

S&P 500 Index		5.92	15.65	2.35	2.62	3.29	9.73

Value	CVAAX	3.57	4.85	0.36	0.70	—	3.74	1/2/02
Russell 1000 Value Index		6.46	15.15	0.60	1.38	—	4.88

Blue Chip	CBCAX	6.18	18.27	3.82	3.68	—	5.23	12/1/03

S&P 500 Index		5.92	15.65	2.35	2.62	—	5.06

Discovery Growth	CADGX	15.41	—	—	—	—	47.66 *	6/1/10
Russell 2500 Growth		9.83	—	—	—	—	34.83

Global Growth and Income	CVLOX	4.65	16.45	5.13	5.24	7.22	9.53	9/9/96

MSCI World Index (USD)		4.91	14.03	0.34	2.64	4.73	6.14

International Growth	CIGRX	6.25	23.94	4.47	6.95	—	10.64	3/16/05
MSCI EAFE Growth Index		2.30	12.88	-2.16	2.50	—	5.37

Global Equity	CAGEX	6.86	25.29	7.17	—	—	7.87	3/1/07

MSCI World Index (USD)		4.91	14.03	0.34	—	—	0.16

Evolving World Growth	CNWGX	4.41	23.02	—	—	—	13.65	8/15/08
MSCI Emerging Markets Index		2.10	18.78	—	—	—	9.95

[9]	Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. You can obtain performance data current to the most recent month end by visiting www.calamos.com.

Average annual total return measures net investment income and capital gain or loss from portfolio investments as an annualized average assuming reinvestment of dividends and capital gains distributions. Load-adjusted returns are adjusted for the maximum front-end sales load of 4.75% for Class A shares (3.75% for Total Return Bond Fund).

All funds are not available at all firms.

The Funds’ gross expense ratios as of the prospectus dated 3/1/2011 are as follows: Growth A 1.28%, Growth and Income A 1.09%, Value A 1.60%, Blue Chip A 1.56%, Global Growth and Income A 1.37%, International Growth A 1.67%, Global Equity A 1.89%, Evolving World Growth A 1.68%, Convertible A 1.08%, Market Neutral Income A 1.20%, High Yield A 1.21%, Discovery Growth A 2.30%, and Total Return Bond A 0.99%.

Before investing, carefully consider the Fund’s investment objectives, risks, charges and expenses. Contact 800.582.6959 for a prospectus containing this and other information. Read it carefully.

Table G Continued 9 and 10

								A SHARE
		YTD	1-Year	3-Year	5-Year	10-Year	SI	INCEPTION
FUND NAME	NASDAQ SYMBOL	NAV	NAV	NAV	NAV	NAV	NAV	DATE

Convertible#	CCVIX	5.25	13.72	7.07	5.96	6.38	10.02	6/21/85
Value Line Convertible Index		6.51	19.29	11.53	8.05	8.17	8.68

Market Neutral Income+	CVSIX	1.84	5.26	2.76	3.19	4.28	7.21	9/4/90
Barclays Capital U.S. Government/Credit Bond Index		0.28	5.26	4.82	5.83	5.53	7.03

High Yield	CHYDX	3.48	11.15	8.25	6.08	7.66	7.03	8/2/99
Credit Suisse High Yield Index		3.77	13.64	11.66	8.54	8.99	7.64

Total Return Bond	CTRAX	1.28	5.67	6.19	—	—	7.27	6/27/07
Barclays Capital U.S. Aggregate Bond Index		0.42	5.12	5.30	—	—	6.47

*	Cumulative returns

#	Effective the close of business, January 28, 2011, the Calamos Convertible Fund is closed to new investments with limited exceptions as enumerated in the prospectus.

+	Effective the close of business, January 28, 2011, the Calamos Market Neutral Income Fund is limiting new investments to investors that own Fund shares, subject to exceptions enumerated in the prospectus.

# # # # #

[10]	Barclays Capital U.S. Government/Credit Bond Index- Comprises long-term government and investment-grade corporate debt securities and is generally considered representative of the performance of the broad U.S. bond market. Unlike convertible bonds, U.S. Treasury bills are backed by the full faith and credit of the U.S. government and offer a guarantee as to the timely repayment of principal and interest.

Barclays Capital U.S. Aggregate Bond Index- The Barclays Capital U.S. Aggregate Bond Index covers the U.S.-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM passthroughs), ABS, and CMBS sectors.

Credit Suisse High Yield Index- The Credit Suisse High Yield Index is an unmanaged index of high yield debt securities.

MSCI EAFE Growth Index- The MSCI EAFE Growth Index measures developed market growth equity performance (excluding the U.S. and Canada).

MSCI Emerging Markets Index- The MSCI Emerging Markets Index is a free float adjusted market capitalization index. It includes market indexes of Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

MSCI World Index (USD)- The MSCI World Index (USD) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and Asia/Pacific region.

Russell 1000 Value Index- The Russell 1000 Value Index measures the performance of those companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values.

Russell 2500 Growth Index- The Russell 2500 Growth Index measures the performance of the small to mid-cap growth segment of the U.S. equity universe. It includes those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values.

Russell Midcap Growth Index- The Russell Midcap Growth Index measures the performance of those Russell Midcap companies whose average market capitalization is approximately $4.5 billion, with higher price-to-book ratios and higher growth values.

S&P 500 Index- The S&P 500 Index is generally considered representative of the U.S. stock market.

Value Line Convertible Index- The Value Line Convertible Index is an equal weighted index of the largest convertibles.